THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES
ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, A SECURITIES PURCHASE AGREEMENT, DATED AS OF THE DATE HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH (A) LIMIT THE CONVERSION RIGHTS OF THE HOLDER, (B) SPECIFY VOLUNTARY AND MANDATORY REPAYMENT, PREPAYMENT AND REDEMPTION RIGHTS AND OBLIGATIONS AND (C) SPECIFY EVENTS OF DEFAULT FOLLOWING WHICH THE REMAINING BALANCE DUE AND OWING HEREUNDER MAY BE ACCELERATED.

No.  1                                                          Up  to  $500,000

                                   E-REX, INC.

                              10% Convertible Note

     E-REX, INC., a Nevada corporation (together with its successors, the "Company"), for value received hereby promises to pay to Auxiliarius Fortunare, LLC or his registered assigns, the principal sum of up to Five Hundred Thousand Dollars ($500,000.00) or, if less, the principal amount of this Note then outstanding, on the Maturity Date to the Holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on (each an "Interest Payment Date") (i) the Maturity Date, (ii) each Conversion Date, as hereafter defined, and (iii) the date the principal amount of the Convertible Notes shall be declared to be or shall automatically become due and payable, on the principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below. The Maturity Date shall be that date which is two (2) years from the date of each delivery of part or all of the principal amount as set forth below.

     The Holder shall be required to deliver the principal amount under this Note according to the following schedule:

          (a) Holder shall deliver the sum of $10,000 every seven (7) days beginning on the seventh (7th) day following the conditions precedent (each a "Funding Day"):

               (i) the effectiveness within 120 days of the Closing Date as defined in the Agreement (and continued effectiveness) of a Registration Statement filed with the Securities and Exchange Commission which registers the resale of the shares of Company common stock to be received by the Holder upon conversion of some or all of the principal amount of this Note; and

               (ii) the average trading volume of the Company's common stock during the fifteen (15) trading days preceding each Funding Day is within the range set forth in the table attached hereto and made a part hereof as Exhibit II; and

               (iii) the average Closing Bid Price of the Company's common stock during the fifteen (15) trading days preceding the Funding Day is within the range set forth in the table attached hereto and made a part hereof as
Exhibit  II.

               (iv)     the  conditions  precedent  set  forth  in  (a)(ii)  and
(a)(iii), and the Conversion Price applicable to any given funding traunche, shall be reset based on the table set forth in Exhibit II based on the Closing Bid Price on each applicable Funding Day.

          (b) Holder shall have no obligation to deliver the principal amount under this Note unless and until the conditions set forth above have been satisfied.

     The interest rate shall be ten percent (10%) per annum (the "Interest Rate") or, if less, the maximum rate permitted by applicable law. Past due amounts (including interest, to the extent permitted by law) will also accrue interest at the Interest Rate plus two percent (2%) per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand ("Default Interest"). Interest on this Convertible Note will be calculated on the basis of a 360-day year of twelve (12) months. All payments of principal and interest hereunder shall be made for the benefit of the Holder pursuant to the terms of the Agreement (hereafter defined). Except as otherwise provided in this Convertible Note, the interest payable on each Interest Payment Date shall be added to the outstanding principal amount of this Convertible Note on such date and thereafter be considered part of the outstanding principal amount. The Company may elect to pay the interest payable on any Interest Payment Date in cash, provided it gives the registered holder written notice of such election at least five (5) Business Days prior to the applicable Interest Payment Date and pays the same by such date. On each Conversion Date, interest shall be paid in shares of Common Stock on the portion of the principal balance of the Convertible Note then being converted. The number of shares of Common Stock issued as interest shall be determined by dividing the dollar amount of interest due on the applicable Interest Payment Date by the Conversion Price or Default Conversion Price then in effect.

     This Convertible Note (this "Convertible Note") is one of a duly authorized issuance of $500,000 original aggregate principal amount of Convertible Notes of the Company referred to in that certain Securities Purchase Agreement dated as of the date hereof between the Company and the Purchasers named therein (the "Agreement"). The Agreement contains certain additional agreements among the parties with respect to the terms of this Convertible Note, including, without limitation, provisions which (A) limit the conversion rights of the Holder, (B) specify voluntary and mandatory repayment, prepayment and redemption rights and obligations and (C) specify Events of Default following which the remaining balance due and owing hereunder may be accelerated. All such provisions are an integral part of this Convertible Note and are incorporated herein by reference. This Convertible Note is transferable and assignable to one or more Persons, in accordance with the limitations set forth in the Agreement.

     The Company shall keep a register (the "Register") in which shall be entered the names and addresses of the registered holder of this Convertible Note and particulars of this Convertible Note held by such holder and of all transfers of this Convertible Note. References to the Holder or "Holders" shall mean the Person listed in the Register as the registered holder of such Convertible Notes. The ownership of this Convertible Note shall be proven by the Register.

     1.     Certain  Terms  Defined.  All terms defined in the Agreement and not
            -----------------------
otherwise defined herein shall have for purposes hereof the meanings provided for in the Agreement.

     2.     Covenants.  Unless  the  Majority  Holders  otherwise  consent  in
            ---------
writing, the Company covenants and agrees to observe and perform each of its covenants, obligations and undertakings contained in the Agreement, which obligations and undertakings are expressly assumed herein by the Company and made for the benefit of the holder hereof.

     3.     Payment  of Principal.  The Company shall repay the remaining unpaid
            ---------------------
balance on this Convertible Note on the Maturity Date. The Company may, and shall be obligated to, prepay all or a portion of this Convertible Note on the terms specified in the Agreement.

     4.1     Conversion  of  Convertible Note.  The Holder shall have the right,
             --------------------------------
at its option, at any time from and after the date of the Agreement, to convert the principal amount of this Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) determined pursuant to this Section
4.1. The number of shares of Common Stock to be issued upon each conversion of this Convertible Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price in effect on the date (the "Conversion Date") a Notice of Conversion is delivered to the Company by the Holder by facsimile or other reasonable means of communication dispatched prior to 5:00 p.m., Florida Time. The term "Conversion Amount" means, with respect to any conversion of this Convertible Note, the sum of (1) the principal amount of this Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Convertible Note to the Conversion Date plus (3) Default Interest, if any, on the interest referred to in the immediately preceding clause (2); the term "Conversion Price" means $0.008 per share, unless the price and trading volume of the Company's common stock require that the Conversion Price be reset as set forth in Exhibit II attached hereto and made a part hereof, in which case the Conversion Price shall be as set forth therein.

     4.2     Irrevocable Instructions to Transfer Agent. Consistent with Section
             ----------------------------------------------
7.10 of the Agreement, the Company (i) shall promptly irrevocably instruct its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Convertible Note and (ii) agrees that its issuance of this Convertible Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Convertible Note.

     4.3     Method  of  Conversion
             ----------------------

     (a) Notwithstanding anything to the contrary set forth herein, upon conversion of this Convertible Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Convertible Note to the Company unless the entire unpaid principal amount of this Convertible Note is so converted. Rather, records showing the principal amount converted (or otherwise repaid) and the date of such conversion or repayment shall be maintained on a ledger substantially in the form of Annex I attached hereto (a
                                                      -------
copy of which shall be delivered to the Company and the Escrow Agent with each Notice of Conversion). It is specifically contemplated that the Company hereof shall act as the calculation agent for conversions and repayments. In the event of any dispute or discrepancies, such records maintained by the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Convertible Note, acknowledge and agree that, by reason of the provisions of this paragraph, following a conversion of a portion of this Convertible Note, the principal amount represented by this Convertible Note will be the amount indicated on Annex I attached hereto (which
                                                  -------
may  be  less  than  the  amount  stated  on  the  face  hereof).

     (b) The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Convertible Note in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     (c) Upon receipt by the Company and Escrow Agent of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Convertible Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article 4, all rights with respect to the portion of this Convertible Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company's obligation to issue and deliver the certificates for shares of Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action by the Holder to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The date of receipt (including receipt via telecopy) of such Notice of Conversion shall be the Conversion Date so long as it is received before 5:00 p.m., Florida Time, on such date.

     5.     Miscellaneous.  This  Convertible  Note  shall  be  deemed  to  be a
            -------------
contract made under the laws of the State of Florida, and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Convertible Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby submits to the exclusive jurisdiction of the United States District Court for the State of Florida and of any Florida state court for purposes of all legal proceedings arising out of or relating to this Convertible Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Convertible Note. Notwithstanding anything to the contrary in the foregoing, at the election of the Holder, any dispute between the Holder and the Company may be arbitrated, rather than litigated in the courts, before and in accordance with the rules of the American Arbitration Association. The
Company  agrees  to  submit  to  and  participate  in  any  such  arbitration.

     The Holder of this Convertible Note by acceptance of this Convertible Note agrees to be bound by the provisions of this Convertible Note which are expressly binding on such Holder.


                            [Signature page follows]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


     Dated:  October  14,  2002


                                   E-REX,  INC.,
                                   a  Nevada  corporation


                                   /s/  Carl  Dilley
                                   -----------------
                                   By:  Carl  Dilley
                                        ------------
                                   Its:  President
                                         ---------

                                                      ANNEX I

                                           CONVERSION AND REPAYMENT LEDGER

         PRINCIPAL   INTERESTED CONVERTED   PRINCIPAL           NEW PRINCIPAL
DATE     BALANCE     OR PAID                CONVERTED OR PAID   BALANCE         ISSUER INITIALS   HOLDER INITIALS
----     ---------   --------------------   -----------------   -------------   ---------------   ---------------


                                    EXHIBIT I

                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Convertible
                                      Note)

     The undersigned hereby irrevocably elects to convert $______________ of the above Convertible Note into shares of Common Stock of E-Rex, Inc., a Nevada corporation ("Company") according to the conditions set forth in such Convertible Note, as of the date written below.

     If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date  of  Conversion:______________________________________

Applicable  Conversion  Price     $0.008  (unless reset pursuant to
                                  ----------------------------------------------
                                  Section  4.1  of  the  Note.
                                  ----------------------------------------------

Signature:_________________________________________________
          [Print  Name  of  Holder  and  Title  of  Signer]

Address:___________________________________________________
___________________________________________________________


SSN  or  EIN:______________________________________________
Shares  are  to  be  registered  in  the  following  name:

Name:______________________________________________________
Address:___________________________________________________
Tel:_______________________________________________________
Fax:_______________________________________________________
SSN  or  EIN:______________________________________________

Shares  are  to  be  sent  or  delivered  to  the  following  account:

Account  Name:_____________________________________________
Address:___________________________________________________
Tel:_______________________________________________________
Fax:_______________________________________________________
SSN  or  EIN:______________________________________________

                                              EXHIBIT II

                                   EREX FUNDING RESET PROVISION TABLE

                                    AVERAGE 15 DAYS   CONVERTIBLE        MINIMUM 15 PRIOR  WEEKLY
                                    PRIOR CLOSING     NOTE               TRADING DAYS      TRANCHE
                                    BID PRICE         CONVERSION PRICE   DAILY VOLUME      FUNDING

Reset Provision 12 . . . . . . . .  $           0.25  $           0.188            60,000  $ 10,000
Reset Provision 11 . . . . . . . .  $           0.15  $           0.113            90,000  $ 10,000
Reset Provision 10 . . . . . . . .  $           0.10  $           0.075           140,000  $ 10,000
Reset Provision 9. . . . . . . . .  $           0.08  $           0.060           170,000  $ 10,000
Reset Provision 8. . . . . . . . .  $           0.05  $           0.038           270,000  $ 10,000
Reset Provision 7. . . . . . . . .  $           0.04  $           0.030           350,000  $ 10,000
Reset Provision 6. . . . . . . . .  $          0.025  $           0.019           550,000  $ 10,000
Reset Provision 5. . . . . . . . .  $          0.015  $           0.011           900,000  $ 10,000
DOC EXECUTION PARAMETERS . . . . .  $          0.009  $           0.007         1,500,000  $ 10,000
Reset Provision 1. . . . . . . . .  $          0.007  $           0.006         1,900,000  $ 10,000
----------------------------------  ----------------  -----------------  ----------------  --------
Reset Provision 2. . . . . . . . .  $          0.006  $           0.005         2,200,000  $ 10,000
Reset Provision 3. . . . . . . . .  $          0.005  $           0.004         2,700,000  $ 10,000
Reset Provision 4. . . . . . . . .  $          0.004  $           0.003         3,400,000  $ 10,000